Exhibit 32
Certification Pursuant to Section 13 U.S.C. Section 1350
(As adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002)
In connection with the filing of the Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 (the “Report”) by Kirby Corporation (the “Company”), each of the undersigned hereby certifies that:
1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ JOSEPH H. PYNE

Joseph H. Pyne President and Chief Executive Officer

/s/ NORMAN W. NOLEN

Norman W. Nolen Executive Vice President, Treasurer and Chief Financial Officer
Dated: August 5, 2005

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